Exhibit 3.169

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:03 PM 12/21/1998 981494113 – 2360460

CERTIFICATE OF FORMATION

of

CHARTER COMMUNICATIONS, LLC

The undersigned, as an authorized person, is duly executing and filing the following Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et. Seq.) (the “Act”):

ARTICLE I

The name of the limited liability company is Charter Communications, LLC (the “Company”).

ARTICLE II

The address of the Company’s registered office and the name and the address of its registered agent for service of process are as follows:

CorpAmerica, Inc.

30 Old Rudnick Lane

Dover, Delaware 19901

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 21, 1998.

By:	CCP One, Inc.
Its Authorized Person

	By:	/s/ Curtis S. Shaw
Name: CURTIS S. SHAW
Title: SENIOR V.P. & SECRETARY

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:01 AM 01/14/1999 991016006 – 2360460

CERTIFICATE OF MERGER OF

CHARTER COMMUNICATIONS II, LLC

a Delaware limited liability company

INTO

CHARTER COMMUNICATIONS, LLC

a Delaware limited liability company

Pursuant to Section 18-209(c) of the Delaware Limited Liability Company Act

It is hereby certified that:

1. The constituent entities participating in the merger are:

(i)	Charter Communications II, LLC, which is organized under the laws of the State of Delaware.

(ii)	Charter Communications, LLC, which is organized under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent limited liability companies in accordance with the provisions of Section 18-209 of the Delaware Limited Liability Company Act.

3. The name of the surviving limited liability company in the merger herein certified is Charter Communications, LLC, which will continue its existence as said surviving limited liability company under its present name upon the effective date of said merger pursuant to the provisions of the Delaware Limited Liability Company Act.

4. The executed Agreement of Merger is on file at the office of Charter Communications, LLC located at the following address:

12444 Powerscourt Drive

Suite 400

St. Louis, Missouri 63131

5. A copy of the aforesaid Agreement of Merger will be furnished by Charter Communications, LLC, on request and without cost, to any member of each of the aforesaid constituent limited liability companies.

IN WITNESS WHEREOF, Charter Communications, LLC has caused this Certificate to be executed by an Authorized Person thereof this 12th day of January, 1999.

CHARTER COMMUNICATIONS, LLC

By:	/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/01/2002 020676191 – 2360460

Certificate of Amendment to Certificate of Formation

of

CHARTER COMMUNICATIONS, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CHARTER COMMUNICATIONS, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on 10-30-02

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DELL D-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

CERTIFICATE OF MERGER OF

RENAISSANCE MEDIA GROUP LLC

RENAISSANCE MEDIA (LOUISIANA) LLC

RENAISSANCE MEDIA (TENNESSSEE) LLC

INTO CHARTER COMMUNICATIONS, LLC

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Charter Communications, LLC, a Delaware limited liability company, and the names of the limited liability companies being merged into this surviving limited liability company are Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC and Renaissance Media (Tennessee) LLC, each a Delaware limited liability company.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is Charter Communications, LLC.

FOURTH: The merger is to become effective on June 30, 2006 at 4:00 p.m. Eastern Daylight Saving Time.

FIFTH: The Agreement of Merger is on file at 12405 Powerscourt Drive, St. Louis, Missouri 63131, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 29th day of June 2006.

CHARTER COMMUNICATIONS, LLC

By:	Charter Communications, Inc., Manager

By:	/s/ Hunt S. Brown
Hunt S. Brown, Vice President

State of Delaware Secretary of State Division of Corporations Delivered 01:56 PM 06/29/2006 FILED 01:56 PM 06/29/2006 SRV 060626562 – 2360460 FILE